SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND
                             EXCHANGE ACT OF 1934


                                March 10, 1998
                       (Date of Earliest Event Reported)


      AIRPLANES LIMITED                              AIRPLANES U.S. TRUST

(Exact Name of Registrants as Specified in Memorandum of Association or Trust
                                  Agreement)


      Jersey, Channel Islands                        Delaware
        (State or Other Jurisdiction of Incorporation or Organization)

      33-99970-01                                    13-3521640
      (Commission File                               (IRS Employer
      Number)                                        Identification No.)


      Airplanes Limited                              Airplanes U.S. Trust
      22 Grenville Street                            1100 North Market Street
      St. Helier                                     Rodney Square North
      Jersey, JE4 8PX                                Wilmington, Delaware
      Channel Islands                                19890-0001
      (011 44 1534 609 000)                          (1-302-651-1000)

      (Addresses and Telephone Numbers, Including Area Codes, of
           Registrants' Principal Executive Offices)


Item 5. Other Events


       Press Release dated March 10, 1998



                                AIRPLANES GROUP
                                 PRESS RELEASE

Airplanes Limited and Airplanes U.S. Trust (together, "Airplanes Group") announce the public underwritten offering (the "Offering") of new pass through trust certificates (the "1998 Refinancing Certificates") in the aggregate amount of approximately $2.4 billion pursuant to a registration statement filed with the U.S. Securities and Exchange Commission. The Offering is being lead managed by Morgan Stanley & Co. Incorporated. Lehman Brothers Inc. and Salomon Smith Barney are acting as senior co-managers of the Offering.

Airplanes Group will use the net proceeds of the Offering to refinance the outstanding $850 million of Subclass A-1 Certificates, $750 million of Subclass A-2 Certificates, $500 million of Subclass A-3 Certificates and $337 million of Class B Certificates.

The 1998 Refinancing Certificates will be issued in the following subclasses and classes:

                           Subclass A-6      Subclass A-7      Subclass A-8      New Class B
                           Certificates      Certificates      Certificates      Certificates
                           ------------      ------------      ------------      ------------
Aggregate
Principal Amount           $850,000,000      $550,000,000      $700,000,000      $337,000,000

Expected Ratings
   DCR..................         AA               AA               AA                 A
   Moody's..............         Aa2              Aa2              Aa2                A2
   Standard &
   Poor's...............         AA               AA               AA                 A

Interest Rate                1 Month            1 Month          1 Month            1 Month
                             LIBOR+             LIBOR+           LIBOR+             LIBOR+
                             0.340%             0.260%           0.375%             0.750%

Expected Final
Payment Date            January 15, 2004     March 15, 2001   March 15, 2003    March 15, 2009

Expected
Weighted
Average Life                3.1 years           3.0 years        5.0 years         6.1 years


Airplanes Group intends to complete the Offering of the 1998 Refinancing Certificates and to receive the proceeds therefrom on the March 16, 1998 Payment Date, subject to satisfaction of customary closing conditions. On the March 16, 1998 Payment Date, assuming the Offering is completed, the existing Subclass A-1, A-2, A-3 and Class B Certificates will be repaid in full at par together with accrued and unpaid interest in accordance with their terms.

Failure to refinance any such Certificates on March 16, 1998 will not constitute a default on the Certificates or otherwise result in any penalty payable by Airplanes Group except that Step-Up Interest of 0.50% per annum will become payable on the Outstanding Principal Balance of the Subclass A-1 Certificates from and including March 16, 1998 until such Subclass A-1 Certificates are repaid in full.

This press release shall not constitute an offer or invitation to sell or the solicitation of an offer or invitation to buy nor shall there be any sale of these securities in any country, jurisdiction or state in which such offer, invitation, solicitation or sale would be unlawful.

For additional information please contact Edward Hansom (+353 61 706505) or Paul Farrell (+353 61 706408).


March 10, 1998


                                  SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                              AIRPLANES LIMITED


Date: March 10, 1998                          /s/ Roy M. Dantzic*
                                              ----------------------------
                                              Director and Officer


Date: March 10, 1998                          AIRPLANES U.S. TRUST


                                              /s/ Roy M . Dantzic*
                                              ----------------------------
                                              Controlling Trustee
                                              and Officer


                                              *By: /s/ Michael Walsh
                                                  ------------------------
                                                  Attorney-in-Fact


                                 EXHIBIT INDEX


Exhibit A - Power of Attorney for Airplanes Limited
Exhibit B - Power of Attorney for Airplanes U.S. Trust